EXHIBIT 10.1

AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS AMENDMENT to the employment agreement by and between THE BON-TON STORES, INC., a Pennsylvania corporation (the “Company”), and STEPHEN BYERS (the “Employee”), entered into as of the 1st day of May, 2011 (the “Employment Agreement”), is hereby made for purposes of compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

W I T N E S S E T H:

WHEREAS, Employee is currently party to the Employment Agreement; and

WHEREAS, the Company and Employee have agreed to modify the Employment Agreement to comply with Code Section 409A, as permitted pursuant to IRS Notice 2010-6 (the “IRS Notice”).

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein and intending to be legally bound hereby, the Company and Employee agree as follows:

1.              Notwithstanding anything to the contrary in the Employment Agreement, all payments to be provided upon the Employee’s separation from service, as set forth in Section 8 that are subject to Code Section 409A shall be made in equal installments in accordance with the Company’s regular payroll practices and shall be paid at the time and manner as such payments would have been paid had all payments under Section 8 been paid in such equal installments; provided, however, that any payments that are not exempt under the separation pay exemption from Code Section 409A that would otherwise be paid during the six month period following the Employee’s separation from service shall be deferred until the end of such six month period to the extent necessary to avoid a violation of Code Section 409A(a)(2)(B)(i).

2.              In all other respects, the Employment Agreement shall remain in full force and effect without change.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have duly executed and delivered, in Wisconsin, this Agreement as of the 20th day of August, 2012.

THE BON-TON STORES, INC.

By:	/s/Brendan L. Hoffman
Brendan L. Hoffman
President and Chief Executive Officer

EMPLOYEE:

/s/Stephen Byers
Stephen Byers